                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 LASON, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                                  LASON, INC.

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Lason, Inc., a Delaware corporation, will be held at the Northfield
Hilton, Troy, Michigan 48098 on Monday, May 19, 1997, at 10:00 a.m., local time, for the following purposes:

         1. To elect two directors to serve for three years and until their successors are elected.

         2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

         Only shareholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even though he or she previously has returned a Proxy.





                                        William J. Rauwerdink
                                        Secretary
Troy, Michigan
April 18, 1997


                             YOUR VOTE IS IMPORTANT

             TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
                POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  LASON, INC.

                              1997 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of Lason, Inc. (the "Company") for use at the 1997 Annual Meeting of Shareholders ("Annual Meeting") to be held on Monday, May 19, 1997, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s ) thereof, for the purposes set forth herein and in the accompanying Notice of 1997 Annual Meeting of Shareholders. The Annual Meeting will be held at the Northfield Hilton, Troy, Michigan 48098. The Company's principal executive offices are located at 1305 Stephenson Highway, Troy, Michigan 48083 and its telephone number is (810) 597-5800. These proxy solicitation materials were mailed on or about April 18, 1997, to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

         Shareholders of record at the close of business on April 7, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. At such Record Date, 8,811,480 shares of the Company's Common Stock, $0.01 par value, were outstanding. The closing sales price for the Company's Common Stock on the Record Date, as reported on the Nasdaq National Market System, was $18.50 per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:(1)

         Name and Address                                   Number of Shares                   Percentage
         of Beneficial Owner:                                      Owned                       of Shares: (2)
         -------------------                                       -----                       ---------
         Golder, Thoma, Cressey, Rauner
         Fund IV, L.P. (3) (4)  . . . . . . . . . . . . . . . . 2,500,002                          27.4%
         6100 Sears Tower
         Chicago, Illinois 60606

         Allen J. Nesbitt (3) (5) . . . . . . . . . . . . . . .   881,310                           9.7%
         28400 Schoolcraft
         Livonia, Michigan 48150

         Robert A. Yanover (3) (6)  . . . . . . . . . . . . . .   476,442                           5.2%
         133 Quayside Drive
         Jupiter, Florida 33477

         Colin W. L. Armstrong (3) (7)  . . . . . . . . . . . .   637,970                           7.0%
         116 Laurel Court
         Pointe Vedra Beach, Florida 32082


---------------

(1) This disclosure is based on information obtained from Schedule 13Gs filed with the Securities and Exchange Commission (the "SEC") on February 14, 1997.

(2) The percentages shown include shares which may be acquired pursuant to presently exercisable and outstanding stock options.

(3) Each of these parties has entered into a Voting Agreement providing for the election of directors (See "Election of Directors" and "Security Ownership of Management"). Each such party disclaims beneficial ownership of shares of Common Stock owned by each other such party.

(4) See "Security Ownership of Management" with respect to certain principals of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR Fund IV").

(5) The shares are held by the Allen J. Nesbitt Living Trust dated December 7, 1994.

(6)      The shares are held by Yanover Associates Limited Partnership.

(7) Includes 415,185 shares of Common Stock held by the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust dated January 5,
         1993 and 210,000 shares of Common Stock held by the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust No. 2 dated August
         6, 1996 over which Mr. Armstrong, as Trustee, has investment and voting control. In addition, Mr. Armstrong has the right to dispose of 12,785 shares of Common Stock.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the largest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

         The affirmative vote by the holders of the majority of the Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

         The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile transmission, telegram or electronic transmission. The Company retains Corporate Communications, Inc. to assist in the management of the Company's investor relations and other shareholder communications issues. As part of its duties, Corporate Communications, Inc. may assist in the solicitation of proxies.

         In accordance with the regulations of the SEC, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of Common Stock.

ADVANCE NOTICE OF PROCEDURES

         Under the Company's By-Laws, nominations for Director may be made only by the Board, or by a shareholder entitled to vote who has delivered notice to the Company not less than 120 nor more than 150 days prior to the first anniversary of the annual meeting for the preceding year. For purposes of the first Annual Meeting, the By-Laws provide that May 19, 1997 is deemed the first anniversary of the annual meeting for the previous year.

         The By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes shareholder proposals that the Company is required to set forth in its Proxy Statement under Securities and Exchange Commission ("SEC") Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) within the time limits described above for delivering notice of a nomination for the election of a Director. These requirements are separate and apart from, and in addition to, the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's Proxy Statement under SEC Rule 14a-8.


         A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Secretary of the Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

         It is expected that the 1998 Annual Meeting of the Company will be held in May 1998. Shareholders who intend to present proposals at the 1998 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 1998 Annual Meeting, must ensure that such proposals are received by the Secretary of the Company at 1305 Stephenson Highway, Troy, Michigan 48083 not later than January 2, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the SEC to be eligible for inclusion in the Company's 1998 Proxy Statement.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

GENERAL

         The Board of Directors is divided into three classes, whose terms expire at successive annual meetings. The Board currently consists of seven Directors. Two Directors will be elected at the Annual Meeting to serve for a term expiring at the Company's Annual Meeting in the year 2000.

         The persons named in the enclosed proxy intend to vote such proxy for the election of each of the two nominees named below, unless the shareholder indicates on the proxy card that the vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement.

         The Company expects each nominee for election as a Director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Each nominee is currently a Director of the Company.

         Certain shareholders who own in the aggregate approximately 51.6% of the outstanding shares have entered into a Voting Agreement which provides for, among other things, the designation of and voting with respect to the election of directors to the Board (see "Record Date and Outstanding Shares" and "Security Ownership of Management").

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

         Set forth below is the principal occupation of, and certain other information regarding, such nominees and other Directors whose terms of office will continue after the Annual Meeting.

                      NOMINEES FOR TERMS EXPIRING IN 2000

         GARY L. MONROE has served as Chief Executive Officer of the Company since February 1996 and as a Director of the Company since he joined the Company in September 1995. From September 1995 to February 1996, Mr. Monroe served as Executive Vice President of the Company. From May 1992 to September 1995, Mr. Monroe served as President of Kodak Imaging Services, Inc., a subsidiary of Eastman Kodak Co. From August 1990 to May 1992, Mr. Monroe served as Director of Finance and Strategic Planning of the Health Sciences Division of Eastman Kodak Co. Age: 42.

         BRUCE V. RAUNER has served as a Director of the Company since January 1995. Mr. Rauner is a principal and has been with Golder, Thoma, Cressey, Rauner, Inc. ("GTCR"), an affiliate of GTCR Fund IV, since 1981. Mr. Rauner is also a director of ERO, Inc., COREStaff, Inc. and Polymer Group, Inc. Age: 41.

                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

         ALLEN J. NESBITT has served as President and as a Director of the Company and its predecessor since inception. From 1977 to 1985, Mr. Nesbitt served as Vice President of 3 P.M., Inc. Age: 50.

         JOSEPH P. NOLAN has served as a Director of the Company since July 1996. Mr. Nolan is a principal and has been with GTCR since February 1994. From May 1990 to January 1994, Mr. Nolan was Vice President Corporate Finance at Dean Witter Reynolds, Inc. Age: 32.

         FARIBORZ GHADAR has served as a Director of the Company since January 1997. Dr. Ghadar has served as the Merrill Lynch William A. Schreyer Chair of Global Management, Policies and Planning and Director of the Center for Global Business Study at The Pennsylvania State University Smeal College of Business Administration since August 1994. From September 1992 to June 1994, Dr. Ghadar was Professor and Chairman of the International Business Department at The George Washington School of Business and Public Management. Dr. Ghadar is also Chairman of the Intrados/International Management Group, a Washington-based business, offering executive development programs and strategic assessment services. Age: 50.



                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

         DONALD M. GLEKLEN has served as a Director of the Company since August 1995. Mr. Gleklen has served as the President of Jocard Financial Services, Inc. since February 1995. From March 1994 to February 1995, Mr. Gleklen served as special counsel to Robert J. Brobyn & Associates, Attorneys at Law. From September 1984 to March 1994, Mr. Gleklen served as Senior Vice President - Corporate Development of Mediq Incorporated, a publicly traded company in the healthcare industry. Mr. Gleklen is also a director of Gandalf Technologies, Inc., Nutramax Products, Inc., NewWest Eyeworks, Inc. and Microleage Multimedia, Inc. Age: 60.

         ROBERT A. YANOVER has served as Chairman of the Board and as Director of the Company and its predecessor since inception. Mr. Yanover also serves as president of Computer Leasing Company of Michigan, Inc. See "Executive Compensation - Certain Transactions with Management." Mr. Yanover is founder and former president of 3 P.M., Inc. Age: 60.

BOARD MEETING AND COMMITTEES

         The Board of Directors held a total of 3 meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee, a Compensation Committee and an Option Committee.

         The Audit Committee currently consists of Messrs. Gleklen, Nolan and Yanover. The Audit Committee was formed in October 1996 and held no meetings in 1996. The Audit Committee selects the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants, and for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

         The Compensation Committee currently consists of Messrs. Gleklen and Rauner. The Compensation Committee was formed in October 1996 and held no meetings in 1996. The Compensation Committee determines the Company's executive compensation policies, including the salaries, compensation and benefits of executive officers and employees of the Company.

         The Option Committee currently consists of Messrs. Gleklen, Nolan and Rauner and held 1 meeting during the year ended December 31, 1996. The Option Committee is responsible for administering and granting options in accordance with the Company's 1995 Stock Option Plan.

         During the year ended December 31, 1996, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

DIRECTOR COMPENSATION

         Each Director who is not an employee of the Company receives $1,000 for attendance of each meeting of the Board and for each committee meeting attended on a day other than a Board meeting. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors may also be awarded options. During the year ended December 31, 1996, in connection with Dr. Ghadar's election to the Board, the Board granted him an option under the Company's 1995 Stock Option Plan for 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant ($19.75 per share).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the year ended December 31, 1996, compensation of executive officers of the Company was determined by the Board, which included Messrs. Yanover, Monroe and Nesbitt. The 1995 Stock Option Plan is administered by the Option Committee consisting of Messrs. Gleklen, Nolan and Rauner.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of the Record Date, by each director, by each of the executive officers named in the Summary Compensation Table, and by directors and executive officers as a group. The shares and percentages shown below include shares which may be acquired by the persons listed pursuant to presently execisable and outstanding stock options. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by him as set forth opposite his name:

                                             Number of Shares                           Approximate
         Name:                              Beneficially Owned:                       Percentage Owned:
         ----                               ------------------                        ----------------
         Robert A. Yanover (1) (2)  . . . . . .     476,442                               5.2%
         Gary L. Monroe (4) . . . . . . . . . .     170,452                               1.9%
         Allen J. Nesbitt (1) (3) . . . . . . .     881,310                               9.7%
         William J. Rauwerdink(4) . . . . . . .      11,000                               *
         Brian E. Jablonski (4) . . . . . . . .      12,000                               *

         Donald M. Gleklen (5)  . . . . . . . .       7,500                               *
         Fariborz Ghadar (6)  . . . . . . . . .      --                                   *
         Bruce V. Rauner (7)  . . . . . . . . .   2,500,002                              27.4%
         Joseph P. Nolan (7)  . . . . . . . . .   2,500,502                              27.4%
         All Executive Officers and
           Directors of the Company
           as a group (9 persons) . . . . . . .   4,058,706                              44.5%


         -------------------------
         * Indicates less than 1% of the outstanding shares.

         (1) Each of these parties has entered into an agreement providing for the election of directors. Under that certain Voting Agreement entered into in October 1996, Mr. Yanover, Mr. Nesbitt, the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust Dated January 5, 1993, the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust No.2 Dated August 6, 1996, and the James A. Nesbitt and Jennifer Rebecca Nesbitt Irrevocable Trust effective as of January 1, 1996 (the "Group"), and GTCR Fund IV, agree to vote their shares so that the Board at all times shall consist of two directors designated by GTCR Fund IV, two directors designated by the Group, the Company's Chief Executive Officer and two outside directors jointly designated by GTCR Fund IV and the Group. As of the Record Date, GTCR Fund IV and the Group hold, in the aggregate, approximately 51.6% of the Common Stock and are able to elect all of the members of the Board. Each party to the Voting Agreement disclaims beneficial ownership of shares of Common Stock owned by each other party.

         (2) Includes 476,442 shares of Common Stock held by Yanover Associates Limited Partnership.

         (3) Includes 881,310 shares of Common Stock held by the Allen J. Nesbitt Living Trust dated December 7, 1994.

         (4) Includes 170,452 shares and 12,000 shares of Common Stock of Messrs. Monroe and Jablonski, respectively, issuable upon exercise of exercisable options. The address of Messrs. Monroe Rauwerdink and Jablonski is 1305 Stephenson Highway, Troy, Michigan 48083.

         (5) Includes 2,500 shares of Common Stock issuable upon exercise of exercisable options. The address of this holder is 212 Jeffrey Lane, Newton Square, Pennsylvania 19023.

         (6) The address of this Director is 555 Orlando Avenue, State College, Pennsylvania, 16803

         (7) Includes 2,500,002 shares of Common Stock held by GTCR Fund IV, of which GTCR IV, L.P. is the general partner. See "Record Date and Outstanding Shares" above. Each of Messrs. Rauner and Nolan is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV, L.P., and therefore may be deemed to share investment and voting control over the shares of Common Stock held by GTCR Fund IV. Each of Messrs. Rauner and Nolan disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund IV. The address of each of these holders is 6100 Sears Tower, Chicago, Illinois 60606.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last two fiscal years: (1)

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                         Annual Compensation
                                                                                  Award(s)                  Payouts
(a)                         (b)    (c)           (d)          (e)         (f)        (g)           (h)         (i)

                                                              Other
                                                              Annual      Restricted Securities                All Other
                                                              Compen-     Stock      Underlying    LTIP        Compen-
 Name and Principal         Year   Salary (2)    Bonus (3)    sation      Award      Options (#)   Payouts     sation
 Position
 Robert A. Yanover          1996   $ 65,000      $ 49,000     --          --         --            --          $334,651(4)
 Chairman of the Board      1995     65,000        61,759     --          --         --            --             5,929




 Gary L. Monroe             1996   $175,000      $ 65,945     --          --          20,000(5)    --          $  3,243(4)
 Chief Executive Officer    1995     46,723            --     --          --         170,452       --            40,000




 Allen J. Nesbitt           1996   $133,279      $ 73,514     --          --         --            --          $338,191(4)
 President                  1995    130,000       116,071     --          --         --            --            10,562


 William J. Rauwerdink (6)  1996   $ 85,673      $ 11,670     --          --          70,000(6)    --          $    232(4)
 Executive Vice President   1995         --            --     --          --         --
 Chief Financial Officer                                                                                             --
 Treasurer and Secretary


 Brian E. Jablonski (7)     1996   $64,904             --     --          --          75,000(7)    --          $ 50,102(4)
 Executive Vice President   1995         --            --     --          --         --            --                --
 of Marketing and Sales

---------------

         (1)     The Company was incorporated in Delaware in January 1995.

         (2) Salary includes amounts deferred, if any, pursuant to the Company's 401(k) plan.

         (3) Amounts stated include bonus amounts earned in 1996 by the executive officers.

         (4) Represents expenses of $5,791, $2,835 and $9,295 incurred by the Company in connection with operation of an automobile by Messrs. Yanover, Monroe and Nesbitt, respectively, a matching contribution of $3,166 by the Company to each of Messrs. Yanover's and Nesbitt's 401(k) accounts, a contribution of $1,123, $408, $1,152, $232 and $102 by the Company for excess life insurance on Messrs. Yanover, Monroe, Nesbitt, Rauwerdink and Jablonski, respectively, reimbursed relocation expenses for 1996 of $50,000 paid under the terms of Mr. Jablonski's employment agreement and forgiveness of receivables of $324,571 and $324,578 with respect to Messrs. Yanover and Nesbitt (See "Certain Transactions with Management").

         (5)     Awarded on December 17, 1996.

         (6) Mr. Rauwerdink became Executive Vice President, Chief Financial Officer, Treasurer and Secretary on May 6, 1996 at a base annual salary of $135,000. Options with respect to 55,000 shares were awarded to Mr. Rauwerdink on May 6, 1996 and options with respect to 15,000 shares were awarded on December 17, 1996.

         (7) Mr. Jablonski became Executive Vice President of Marketing and Sales on June 16, 1996 at a base annual salary of $135,000. Options with respect to 60,000 Shares were awarded to Mr. Jablonski on July 1, 1996 and options with respect to 15,000 Shares were awarded on December 17, 1996.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding grants of stock options made during the year ended December 31, 1996 to the executive officers named in the Summary Compensation Table who received such grants:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                Individual Grants                                      Potential Realizable Value
                                                                                                        at Assumed Annual Rates of
                                                                                                       Stock Price Appreciation for
(a)                           (b)            (c)               (d)         (e)         (f)
                                                                                                               Option Term(1)

                              Number of
                             Securities   Percent of Total               Market
                             Underlying   Options Granted   Exercise     Price on
        Name                  Options      to Employees in  Price per    Date of      Expiration
                             Granted(2)      Fiscal Year    Share(3)(4)  Grant(3)        Date       0%         5%         10%
Gary L. Monroe                  20,000           5.2%          $16.75    $16.75        12/17/03      -       $136,379   $  317,820




William J. Rauwerdink           55,000          14.4%          $ 3.20    $10.85         5/6/03    $420,750   $663,687   $  986,897
                                15,000           3.9            16.75     16.75        12/17/03      -        102,284      238,365



Brian E. Jablonski              60,000          15.7%          $ 3.20    $10.85         7/1/03    $459,600   $724,022   $1,076,615
                                15,000           3.9            16.75     16.75        12/17/03      -        102,284      238,365


---------------

(1) Potential realizable value is based on the assumption that Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term (seven years). These numbers are calculated based on the requirements promulgated by the SEC and do not represent an estimate by the Company of future stock price growth.

(2) The stock options granted to Messrs. Monroe, Rauwerdink and Jablonski, with respect to the underlying 20,000, 15,000 and 15,000 shares of Common Stock, respectively, were granted on December 17, 1996. The stock option granted to Mr. Rauwerdink, with respect to the underlying 55,000 shares of Common Stock was granted on May 6, 1996. The stock option granted to Mr. Jablonski, with respect to the underlying 60,000 shares of Common Stock was granted on July 1, 1996. All stock options granted have seven year terms and become exercisable with respect to 20% of the shares covered thereby beginning one year after the date of grant and 20% on each anniversary date thereafter, with full vesting occurring on the fifth anniversary of the date of grant. However, with respect to the options for the 55,000 shares awarded to Mr. Rauwerdink and the 60,000 shares awarded to Mr. Jablonski, 20% of such shares became vested and exercisable on the date of the IPO, and 20% vest on each anniversary of the IPO.

(3) Options with respect to the December 17, 1996 awards were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market System on the date of grant. Options granted prior to the Company's initial public offering ("IPO") were granted at a price determined by the Board of Directors.

(4) The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already owned shares , or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table sets forth, for each of the executive officers named in the Summary Compensation Table above who holds options, certain information regarding the exercise of stock options during the year ended December 31, 1996 and the value of options held at year end:



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


 (a)                      (b)            (c)           (d)                              (e)

                                                       Number of Securities Underlying
                              Shares                   Unexercised Options at Year-End   Value of Unexercised In-the-Money
                           Acquired on       Value        Exercisable/Unexercisable            Options at Year-End(1)
          Name               Exercise     Realized(1)                                        Exercisable/Unexercisable
 Gary L. Monroe                 -              -                170,452/20,000                   $3,426,085/$75,000

 William J. Rauwerdink        11,000     $ 190,300                 0/59,000                         $0/$817,450

 Brian E. Jablonski             -              -                12,000/63,000                     $207,600/$886,650


---------------
(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise price.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Monroe. The Company and Mr. Monroe are parties to an employment agreement dated as of August 7, 1996 (the "Monroe Employment Agreement"), which has a term of two years. The Monroe Employment Agreement provides that Mr. Monroe will serve as Chief Executive Officer of the Company at an annual salary of $175,000 plus a bonus targeted at 50% of his annual salary and will receive options to purchase 170,452 shares of Common Stock. The Monroe Employment Agreement also provides that if Mr. Monroe's employment is terminated or his duties materially reduced, he would be entitled to severance payments at an annualized rate equal to his base salary plus the greater of his actual bonus for the preceding year or 50% of his base salary. Such severance payments shall be paid for the greater of one year or the remaining term of the agreement.

         Mr. Rauwerdink. On April 30, 1996, the Company made a written offer of employment to Mr. Rauwerdink, which Mr. Rauwerdink accepted. Pursuant to the offer, the Company named Mr. Rauwerdink as its Chief Financial Officer, Executive Vice President, Secretary and Treasurer at an annual salary of $135,000 plus a bonus targeted at 50% of his annual salary, committed to grant him an option to purchase 55,000 shares of its Common Stock, and agreed to provide him severance payments equal to 90 days salary and bonus if the Company were to terminate his employment without cause.

         Mr. Jablonski. On June 12, 1996, the Company made a written offer of employment to Mr. Jablonski, which Mr. Jablonski accepted. Pursuant to the offer, the Company agreed to name Mr. Jablonski as its Vice President of Marketing and Sales at an annual salary of $135,000 plus a bonus targeted at 50% of his annual salary, committed to grant him an option to purchase 60,000 shares of its Common Stock and agreed to pay certain of his relocation expenses.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         In connection with the acquisition of the predecessor to the Company in 1995, the Company loaned certain officers, including Mr. Yanover and Mr. Nesbitt, funds to pay certain of their tax liabilities. During the year ended December 31, 1996, the largest aggregate amount of indebtedness outstanding of Messrs. Yanover and Nesbitt (including interest) to the Company, was $649,141 and $649,155, respectively. Of these respective amounts, prior to the end of 1996, Messrs. Yanover and Nesbitt paid 50% to the Company and the Company forgave the other 50%, so that no indebtedness of Messrs. Yanover and Nesbitt was outstanding at December 31, 1996.

          In connection with and immediately prior to the consummation of the Company's initial public offering ("IPO") in October 1996, each share of Class A Common Stock, including the shares of Class A Common Stock held by each of the officers and directors of the Company, was converted into one share of Common Stock, and each share of Class B Common Stock, all of which was held by GTCR Fund IV, was converted into approximately 1.3 shares of Common Stock. Each share of Common Stock was then split into 2.5 shares of Common Stock. Concurrent with the consummation of the IPO, the Company used a portion of the proceeds from the IPO to redeem 692,047 shares of Common Stock owned by GTCR Fund IV at an aggregate price of approximately $11.8 million. GTCR Fund IV acquired its interest in the Company in January 1995 for $10.0 million or approximately $3.13 per share of Common Stock.

         The Company leases property and a building in Livonia, Michigan, which includes approximately 27,460 square feet of commercial space, from Mart Associates, a Michigan general partnership ("Mart"). Mr. Yanover owns 43.34% of Mart and is its managing partner. Mr. Nesbitt owns 33.33% of Mart and is one of its partners. For the year ended December 31, 1996, the Company paid $191,100 in rent for such property and building. In addition, the Company leases certain equipment from Computer Leasing Company of Michigan, Inc. ("Computer Leasing"). Mr. Yanover owns 50% of Computer Leasing and serves as its president and Mr. Colin W.L. Armstrong (See "Record Date and Outstanding Shares") owns the other 50% and serves as its vice president. For the year ended December 31, 1996, the Company paid $184,390 for such operating leases. The Company believes that each of the leases is at market terms and rates.

         The Company purchases printing services from Hatteras Printing, Inc. ("Hatteras"). Hatteras is owned by the wife of Mr. Nesbitt. For the year ended December 31, 1996, the Company paid Hatteras $1,425,358 for such printing services. The Company believes that it paid market prices for such printing services. In addition, the Company sold copying and graphic art services to Hatteras in the amount of $76,859 for the year ended December 31, 1996. Such services were sold at the Company's current prices.

         Until August 6, 1996, Laurence B. Deitch served as trustee of the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust dated January 5, 1993, which owns approximately 4.5% of the outstanding shares of Common Stock. Mr. Deitch is also a shareholder in the law firm of Seyburn, Kahn, Ginn,

Bess, Deitch and Serlin, P.C. For the year ended December 31, 1996, the Company paid Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C. approximately $363,105 for legal services.

        In the future, all material business transactions between the Company and any executive officer or director of the Company or any member of their immediate family will be subject to review and approval by a majority of the Company's disinterested directors. Additional transactions of the nature described above may take place in the ordinary course of business in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during the year ended December 31, 1996, except for a late filing by Dr. Ghadar of a Form 3 and a late filing of a Form 4 by Mr. Gleklen.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

         The following is the Report of the Board of Directors of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended December 31, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION POLICY

         The Company's IPO was consummated, and a Compensation Committee was appointed, in October 1996. Accordingly, all matters of executive compensation for the year ended December 31, 1996 were determined by the Board of Directors of the Company.

         The Company's executive compensation program is designed to be aligned with annual and long-term business plans, corporate performance and enhancement of shareholder value. To this end, the Company's compensation strategy ties a significant portion of executive compensation to individual performance and overall Company success, including enhancement of shareholder value. The principal objectives of this strategy are (i) to provide a competitive total compensation package that enables the Company to attract and retain key executive talent; (ii) integrate incentive compensation programs with the Company's annual and longer-term strategic planning; (iii) provide variable compensation opportunities that are linked to the performance of the Company; and, (iv) link executive reward to shareholder total investment return.

COMPONENTS OF EXECUTIVE COMPENSATION

         The Company and certain of its executive officers are parties to employment agreements which generally provide for a base salary, a bonus and the right to receive stock options. See "Employment Contracts and Change-
In-Control Arrangements."   In addition to the base salary, bonus and stock
options provided in the Monroe Employment Agreement, the Chief Executive Officer of the Company was awarded an option for an additional 20,000 shares in December 1996 by the Option Committee (together with other officers of the Company). The option grants are intended to align the interest of management more closely with those of the shareholders of the Company by increasing stock ownership by management and tying a meaningful portion of compensation to the performance of the Company's shares of Common Stock.

         In addition, the full compensation package afforded by the Company to the executive officers generally includes various perks such as an automobile allowance, insurance and other customary benefits. The Company also maintains a broad-based employee benefit 401(k) plan, in which the Company's executive officers may participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company may match a portion of each employee's contributions to this plan.

BASE SALARY

         It is the Company's intention to compensate its executive officers, including the Chief Executive Officer, competitively within the industry. Base salaries for new executive officers of the Company are initially determined by evaluating the responsibilities of the position held, the experience of the individual and by reference to the competitive market place for executive talent. It is anticipated that annual salary adjustments following the contract terms will be based on overall corporate performance, a comparison of executive compensation to peer group compensation and a subjective evaluation of the level of performance of each executive officer.

BONUS

         The Company established a Management Bonus Plan for 1996 (the "1996 Bonus Plan"). Participants in the 1996 Bonus Plan were selected by the Company's Chief Executive Officer. Each participant in the 1996 Bonus Plan was entitled to receive a bonus payment if the Company as a whole or, in the case of certain participants, a defined portion of the Company with which such participant is principally involved, exceeds a predetermined financial target with respect to a quarter. If 85% or more of the target is obtained for a quarter, a pro rata portion of the bonus is payable, and if less than 85% of the target is obtained, no bonus is paid with respect to that quarter. Bonuses that are not obtained in any quarter are not carried over to any subsequent quarter. For the year ended, December 31, 1996, Messrs. Yanover, Monroe, Nesbitt, Rauwerdink and Jablonski were awarded bonuses of: $49,000, $65,945, $73,514, $11,670 and $0, respectively. Bonuses aggregating $622,973 were awarded to all eligible participants under the 1996 Bonus Plan.

STOCK OPTIONS

         The Company's 1995 Stock Option Plan serves as a long-term incentive plan for the executive officers. The objective of the 1995 Stock Option Plan is to align executive officers' long-range interests with those of all shareholders. The approach used is designed to enhance the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless strong company performance occurs over a number of years. The Option Committee and, in certain instances the Chief Executive Officer, is responsible for determining the individuals to whom grants should be made, the timing of grants and the number of shares subject to each option.

SUMMARY

         The Board of Directors believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and the Company's shareholders.

Fariborz Ghadar           Gary L. Monroe            Bruce V. Rauner
Donald M. Gleklen         Allen J. Nesbitt          Robert A. Yanover
                          Joseph P. Nolan



                               PERFORMANCE GRAPH

         Set forth below is a graph comparing the monthly percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of Nasdaq Composite Index and a Peer Group Index for the period commencing October 1996 and ending on December 31, 1996. The information contained in the performance graph shall not be deemed "soliciting material" or to be 'filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

               COMPARISON OF THREE MONTH CUMULATIVE TOTAL RETURN*
                   AMONG LASON, INC., NASDAQ COMPOSITE INDEX
                                AND A PEER GROUP




                               [CHART GOES HERE]






                             October 1996                                                 December 1996
 Lason, Inc.                    $100                                                         $120.59
 Nasdaq Composite Index         $100                                                         $106.08
 Peer Group*                    $100                                                         $103.63

---------------

         *The Peer Group Index consists of Donnelley Enterprise Solutions Incorporated, F.Y.I. Incorporated, IKON Office Solutions, Inc. and Iron Mountain Incorporated. The cumulative total returns of each company have been weighted according to each company's stock market capitalization as of December 31, 1996.


                 NOTICE OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The Audit Committee of the Board of Directors in January 1997 selected Coopers & Lybrand, L.L.P., independent accountants, to audit the consolidated financial statements for the year ended December 31, 1996 and for the current year ending December 31, 1997. Notwithstanding the election, the Audit Committee, in its discretion, may direct appointment of new independent accountants at any time during the year, if the Audit Committee feels that such a change would be in the best interests of the Company and its shareholders. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

OTHER MATTERS

         The Company knows of no other matter to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their best judgment.


                             THE BOARD OF DIRECTORS



Dated: April 18, 1997

                                  LASON, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 19, 1997


                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Rauwerdink and Laurence B. Deitch, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned and to vote, as directed below, all shares of Common Stock of Lason, Inc. (the "Company") held by the undersigned as of April 7, 1997, at the Company's 1997 Annual Meeting of Shareholders to be held at the Northfield Hilton, Troy, Michigan 48098 on Monday, May 19, 1997, at 10:00 a.m., local time, or at any postponement(s) or adjournment(s) of the meeting.

PROPOSAL 1:      Election of Directors
                 Nominees: Gary L. Monroe and Bruce V. Rauner for a three year term expiring in 2000.

                 [_] FOR all nominees listed above
                     (except as marked to the contrary below)

                 [_] WITHHOLD AUTHORITY
                     to vote for all nominees listed above

                 To withhold authority to vote for any individual nominee(s), clearly print his name in this space.

                 ______________________________________________________


                  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE.
             UNLESS YOU DIRECT OTHERWISE, THIS PROXY WILL BE VOTED
                          "FOR" EACH OF THE NOMINEES.

                                                  (continued on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  (continued from reverse side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment(s) or any postponement(s) of the meeting.

Please mark, date and sign, and return promptly this proxy in the enclosed envelope, which requires no postage if mailed in the U.S.A. When signing as attorney, executor, administrator, trustee or guardian, or in any other representative capacity, please give your full title as such. Each joint owner must sign the proxy.

Signature(s) of shareholder(s) _______________________  Date _____________, 1997